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                         [Fenwick & West LLP Letterhead]



                                                                    EXHIBIT 5.01


                                  July 28, 1999

Edify Corporation
2840 San Tomas Expressway
Santa Clara, CA  95051

Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about July 28, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,650,000 shares of your Common Stock (the "Stock"), of which (a) 850,000 shares are subject to issuance by you upon the exercise of stock options granted or to be granted by you under your 1996 Equity Incentive Plan, as amended through January 20, 1999 (the "Incentive Plan"), (b) 50,000 shares are subject to issuance by you upon the exercise of stock options granted or to be granted by you under your 1996 Directors Stock Option Plan, as amended through January 20, 1999 (the "Directors Plan") and (c) 750,000 shares are subject to issuance by you upon the exercise of purchase rights granted or to be granted under your 1996 Employee Stock Purchase Plan, as amended through January 20, 1999 (the "Purchase Plan"). The plans referred to in clauses (a) through (c) above are collectively referred to in this letter as the "Plans." In rendering this opinion, we have examined the following:

         (1) oral confirmation of the effectiveness of your registration statement on Form 8-A, File No. 0-28480;

         (2) the Registration Statement, together with the Exhibits filed as a part thereof, including, without limitation, copies of the Plans and related documents;

         (3) the Prospectuses prepared in connection with the Registration Statement;

         (4) the minutes of meetings of your stockholders and Board of Directors and those of your predecessor, Edify Corporation, a California corporation, that you have provided to us relating to the Plans and the Registration Statement;

         (5) the stock records that you have provided to us (consisting of oral confirmation of the number of shares of your Common Stock that are issued and outstanding provided by your transfer agent, BankBoston, NA, Boston EquiServe, L.P. and a list of option holders respecting your capital stock that was prepared by ShareData Shareholder Services and dated July 26, 1999); and

         (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.


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Edify Corporation
July 28, 1999
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         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United State of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

         Based upon the foregoing, it is our opinion that (a) the 850,000 shares of Stock that may be issued and sold by you upon the exercise of stock options granted or to be granted under the Incentive Plan, (b) the 50,000 shares of Stock that may be issued and sold by you upon the exercise of stock options granted or to be granted under the Directors Plan and (c) the 750,000 shares of Stock that may be issued and sold by you upon the exercise of purchase rights granted or to be granted under the Purchase Plan, when issued and sold in accordance with the applicable Plan and stock option or purchase agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                            Very truly yours,

                                            /s/ Fenwick & West LLP

                                            FENWICK & WEST LLP